EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE


              For the Three Month Period Ended March 31,
                              2000   1999

(Dollars in Thousands)
                                                2000          1999
Primary
  Net Income                                        $   1,158               $   1,223
  Shares
    Weighted average number of
      common shares outstanding                     2,833,727               2,891,128
    Adjustments - increases or
      decreases                                          None                    None
    Weighted average number of
      common shares outstanding
      as adjusted                                   2,833,727               2,891,128

    Primary earnings per common
      share                                         $     .41               $     .42


Assuming full dilution
  Net Income                                        $   1,158               $   1,223
  Shares
    Weighted average number of
      common shares outstanding                     2,833,727               2,891,128
    Adjustments - increases or
      decreases                                          None                    None
    Weighted average number of
      common shares outstanding
      as adjusted                                   2,833,727               2,891,128

    Earnings per common share
      assuming full dilution                        $     .41               $     .42



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